EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports record results

for FOURTH quarter and full year 2017

GREENWOOD VILLAGE, COLO. (February 7, 2018) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter and year ended December 31, 2017.

Key Highlights:

•	Fourth quarter 2017 financial results:
•	Total revenues grew five percent year-over-year to $205.2 million, a record quarterly revenue level for CSG.
•	GAAP operating income was $26.0 million, or 12.7% of total revenues and non-GAAP operating income was $36.3 million, or 17.7% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.45. Non-GAAP EPS was $0.62.
•	Cash flows from operations were $24.4 million.
•	Full year 2017 financial results:
•	Total revenues grew four percent year-over-year to a record high of $789.6 million, exceeding expectations.
•	GAAP operating income was $105.7 million, or 13.4% of total revenues and non-GAAP operating income was $142.1 million, or 18.0% of total revenues.
•	GAAP EPS was $1.87 Non-GAAP EPS was $2.51, in line with expectations.
•	Cash flows from operations were $127.2 million, exceeding expectations.
•	CSG declared its quarterly cash dividend of $0.1975 per share of common stock, or a total of approximately $7 million, to shareholders, bringing the total 2017 dividends to approximately $27 million.
•	In February 2018, CSG’s Board of Directors approved an approximately 6% increase in CSG’s cash dividend, effective with the first quarterly payment of $0.21 per share of common stock.
•	During the fourth quarter, CSG converted over 700,000 customer accounts onto its cloud solutions for a total of approximately 4.2 million conversions for the year.

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February 7, 2018

“We executed well against our plan in 2017 and have put ourselves in a strong position for 2018 and beyond,” said Bret Griess, president and chief executive officer for CSG.  “We grew four times faster than the market, extended and expanded our relationships with two of our largest clients, consolidated the remaining Comcast residential customers that were on a competitor’s solution onto our hybrid cloud platform, doubled the revenues that we generate from our managed services offering and still returned 50 percent of our free cash flows to shareholders.  Our investments in our solutions and our people uniquely position us to help service providers successfully undertake their digital transformation so that they can thrive with new business models going forward.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
			Percent			Percent
	2017	2016	Changed	2017	2016	Changed
Revenues	$205,204	$195,169	5%	$789,582	$760,958	4%
GAAP Results:
Operating Income	$26,048	$25,366	3%	$105,685	$132,629	(20%)
Operating Margin	12.7%	13.0%	—	13.4%	17.4%	—
EPS	$0.45	$0.38	18%	$1.87	$1.90	(2%)
Non-GAAP Results:
Operating Income	$36,343	$33,789	8%	$142,127	$164,329	(14%)
Operating Margin	17.7%	17.3%	—	18.0%	21.6%	—
EPS	$0.62	$0.57	9%	$2.51	$2.79	(10%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the fourth quarter of 2017 were $205.2 million, a 5% increase when compared to revenues of $195.2 million for the fourth quarter of 2016, and a 3% increase when compared to revenues of $199.2 million for the third quarter of 2017.  Total revenues for the full year 2017 were $789.6 million, a 4% increase when compared to revenues of $761.0 million for the full year 2016.

The increases in revenues can be mainly attributed to the growth in CSG’s cloud and related solutions revenues, resulting primarily from the conversion of customer accounts onto our cloud solutions over the past year and increases in revenues from recurring managed services arrangements, with these year-over-year increases reduced by lower software and services revenues generated during those periods.

GAAP Results: GAAP operating income for the fourth quarter of 2017 was $26.0 million, or 12.7% of total revenues, compared to $25.4 million, or 13.0% of total revenues, for the fourth quarter of 2016, and $28.4 million, or 14.2% of total revenues, for the third quarter of 2017.  The sequential quarterly decrease in GAAP operating income is mainly due to higher restructuring and reorganization charges incurred during the current quarter.

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February 7, 2018

GAAP EPS for the fourth quarter of 2017 was $0.45, as compared to $0.38 for the fourth quarter of 2016, and $0.44 for the third quarter of 2017.  The year-over-year increase in GAAP EPS is primarily due to decreased non-operating expense, due mainly to foreign currency, and a lower effective income tax rate.  The sequential quarterly increase in GAAP EPS is primarily attributed to a lower effective income tax rate, resulting from the enactment of the US Tax Cut and Jobs Act (US Tax Reform) executed in the fourth quarter of 2017 (see additional discussion below).

GAAP operating income for the full year 2017 was $105.7 million, or 13.4% of total revenues, compared to $132.6 million, or 17.4% of total revenues for the full year 2016. GAAP EPS for the full year 2017 was $1.87 compared to $1.90 for the full year 2016. The year-over-year decreases in GAAP operating income margin and GAAP EPS are primarily due to lower operating results, driven mainly by the increase in planned investments that began late in 2016 and continued through 2017, aimed at generating future long-term growth in our business.

Non-GAAP Results:  Non-GAAP operating income for the fourth quarter of 2017 was $36.3 million, or 17.7% of total revenues, compared to $33.8 million, or 17.3% of total revenues, for the fourth quarter of 2016, and $36.5 million, or 18.3% of total revenues for the third quarter of 2017.  The year-over-year increase in operating income is driven primarily by the higher revenues in the fourth quarter of 2017.

Non-GAAP EPS for the fourth quarter of 2017 was $0.62, compared to $0.57 for the fourth quarter of 2016, and $0.64 for the third quarter of 2017.   The year-over-year increase in non-GAAP EPS was driven primarily by higher revenues and decreased non-operating expense, due mainly to foreign currency.

Non-GAAP operating income for the full year 2017 was $142.3 million, or 18.0% of total revenues, compared to $164.3 million, or 21.6% of total revenues for the full year 2016.  Non-GAAP EPS for the full year 2017 was $2.51 compared to $2.79 for the full year 2016.  The decreases in the full year 2017 non-GAAP operating income and non-GAAP EPS are primarily due to lower operating results, driven mainly by the increase in planned investments that began late in 2016 and continued through 2017, aimed at generating future long-term growth in our business.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at December 31, 2017 were $261.4 million, compared to $258.5 million as of September 30, 2017 and $276.5 million at December 31, 2016.

CSG generated net cash flows from operations for the fourth quarters ended December 31, 2017 and 2016 of $24.4 million and $24.7 million, respectively, and had non-GAAP free cash flow of $18.8 million and $22.0 million, respectively.  CSG generated net cash flows from operations for the years ended December 31, 2017 and 2016 of $127.2 million and $84.2 million, respectively, and had non-GAAP free cash flow of $98.3 million and $69.9 million, respectively.

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February 7, 2018

US Tax Reform

CSG recorded an income tax benefit of approximately $2 million in the fourth quarter from the remeasurement of US-based net deferred tax liabilities as required under the US Tax Reform enacted in December 2017, which provided approximately $0.06 of GAAP EPS benefit for both the current quarter and full year results.  This tax benefit did not impact our non-GAAP EPS for either the quarter or the full year as this benefit was excluded from our non-GAAP results as an unusual, one-time income tax benefit.

In addition, we currently expect both our GAAP and non-GAAP effective income tax rates for 2018 to be in the range of 26%-28% as a result of the US Tax Reform, an improvement of 10 to 11 percentage points for 2018 had the new legislation not been enacted.

Summary of 2018 Financial Guidance

CSG’s financial guidance for the full year 2018 is as follows:

GAAP Measures:
Revenues	$795 - $815 million
Operating Margin Percentage	14.5%
EPS	$2.15 - $2.28
Cash Flows from Operating Activities	$120 - $140 million
Non-GAAP Measures:
Operating Margin Percentage	17.5%
EPS	$2.76 - $2.89

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 7, 2018 at 5:00 p.m. Eastern Time, to discuss CSG’s fourth quarter and full year results for 2017. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-888-587-0615 and ask the operator for the CSG conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG simplifies the complexity of business transformation in the digital age for the most respected communications, media and entertainment service providers worldwide. With over 35 years of experience, CSG delivers revenue management, customer experience and digital monetization solutions for every stage of the customer lifecycle. The company is the trusted partner driving digital transformation for leading global brands,

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February 7, 2018

including Arrow Electronics, AT&T, Bharti Airtel, Charter Communications, Comcast, DISH, Eastlink, iFlix, MTN, TalkTalk, Telefonica, Telstra and Verizon.

At CSG, we have one vision: flexible, seamless, limitless communications, information and content services for everyone. For more information, visit our website at csgi.com and follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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February 7, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$122,243	$126,351
Short-term investments	139,117	150,147
Total cash, cash equivalents and short-term investments	261,360	276,498
Trade accounts receivable:
Billed, net of allowance of $4,149 and $3,080	219,531	208,930
Unbilled	31,187	30,828
Income taxes receivable	13,839	11,931
Other current assets	28,349	30,386
Total current assets	554,266	558,573
Non-current assets:
Property and equipment, net of depreciation of $123,126 and $122,866	44,651	33,116
Software, net of amortization of $108,986 and $99,316	26,906	30,427
Goodwill	210,080	201,094
Client contracts, net of amortization of $97,109 and $96,723	43,626	40,675
Deferred income taxes	14,057	14,218
Other assets	10,948	13,776
Total non-current assets	350,268	333,306
Total assets	$904,534	$891,879
LIABILITIES, CURRENT PORTION OF LONG-TERM DEBT CONVERSION OBLIGATION AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of zero and $296	$22,500	$49,426
Client deposits	31,053	33,916
Trade accounts payable	38,420	35,118
Accrued employee compensation	62,984	65,341
Deferred revenue	41,885	45,064
Income taxes payable	1,216	822
Other current liabilities	24,535	22,342
Total current liabilities	222,593	252,029
Non-current liabilities:
Long-term debt, net of unamortized discounts of $18,264 and $23,007	309,236	326,993
Deferred revenue	12,346	6,694
Income taxes payable	2,415	2,245
Deferred income taxes	4,584	99
Other non-current liabilities	10,614	12,618
Total non-current liabilities	339,195	348,649
Total liabilities	561,788	600,678
Current portion of long-term debt conversion obligation	-	39,841
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,516 and 32,261 shares outstanding	689	672
Common stock warrants; 439 and 1,426 warrants vested; 1,425 and 2,851 issued	9,082	16,007
Additional paid-in capital	427,091	391,209
Treasury stock, at cost; 34,075 and 34,919 shares	(814,732)	(826,002)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(88)	(159)
Cumulative foreign currency translation adjustments	(28,734)	(45,213)
Accumulated earnings	749,438	714,846
Total stockholders' equity	342,746	251,360
Total liabilities, current portion of long-term debt conversion obligation and stockholders' equity	$904,534	$891,879

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February 7, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Revenues:
Cloud and related solutions	$169,565	$155,913	$651,010	$606,936
Software and services	16,212	20,436	62,892	79,400
Maintenance	19,427	18,820	75,680	74,622
Total revenues	205,204	195,169	789,582	760,958
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	81,812	76,374	315,006	282,952
Software and services	7,614	12,145	39,018	49,202
Maintenance	10,300	10,942	40,787	42,993
Total cost of revenues	99,726	99,461	394,811	375,147
Other operating expenses:
Research and development	28,112	27,204	113,215	98,683
Selling, general and administrative	43,714	38,928	153,695	140,467
Depreciation	3,405	3,193	13,380	13,616
Restructuring and reorganization charges	4,199	1,017	8,796	416
Total operating expenses	179,156	169,803	683,897	628,329
Operating income	26,048	25,366	105,685	132,629
Other income (expense):
Interest expense	(4,156)	(4,386)	(16,794)	(16,262)
Amortization of original issue discount	(643)	(1,010)	(2,790)	(4,866)
Interest and investment income, net	936	759	3,246	2,457
Loss on repurchase of convertible notes	-	-	-	(8,651)
Other, net	(514)	(1,268)	(1,637)	(5,308)
Total other	(4,377)	(5,905)	(17,975)	(32,630)
Income before income taxes	21,671	19,461	87,710	99,999
Income tax provision	(6,705)	(6,814)	(26,346)	(37,117)
Net income	$14,966	$12,647	$61,364	$62,882

Weighted-average shares outstanding:
Basic	32,512	31,107	32,415	30,968
Diluted	32,983	32,935	32,865	33,014

Earnings per common share:
Basic	$0.46	$0.41	$1.89	$2.03
Diluted	0.45	0.38	1.87	1.90

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February 7, 2018

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net income	$61,364	$62,882
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	13,380	13,616
Amortization	29,501	27,626
Amortization of original issue discount	2,790	4,866
Asset impairment	3,135	-
Gain on short-term investments and other	(184)	(83)
Loss on repurchase of convertible notes	-	8,651
Gain on disposition of business operations	-	(6,611)
Deferred income taxes	7,112	(2,811)
Excess tax benefit of stock-based compensation awards	-	(4,729)
Stock-based compensation	21,049	22,715
Subtotal	138,147	126,122

Changes in operating assets and liabilities:
Trade accounts receivable, net	(6,421)	(23,243)
Other current and non-current assets	2,875	255
Income taxes payable/receivable	(2,729)	(14,167)
Trade accounts payable and accrued liabilities	(4,377)	(5,738)
Deferred revenue	(300)	957
Net cash provided by operating activities	127,195	84,186

Cash flows from investing activities:
Purchases of property and equipment	(28,942)	(14,263)
Purchases of short-term investments	(182,247)	(196,967)
Proceeds from sale/maturity of short-term investments	193,465	157,825
Acquisition of and investments in client contracts	(12,180)	(7,587)
Proceeds from the disposition of business operations	-	8,850
Net cash used in investing activities	(29,904)	(52,142)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,776	1,547
Payment of cash dividends	(26,850)	(24,110)
Repurchase of common stock	(30,649)	(25,196)
Proceeds from long-term debt	-	230,000
Payments on long-term debt	(15,000)	(7,500)
Repurchase of convertible notes	-	(215,676)
Settlement of convertible notes	(34,771)	-
Payments of deferred financing costs	-	(6,744)
Excess tax benefit of stock-based compensation awards	-	4,729
Net cash used in financing activities	(105,494)	(42,950)
Effect of exchange rate fluctuations on cash	4,095	4,626

Net decrease in cash and cash equivalents	(4,108)	(6,280)

Cash and cash equivalents, beginning of period	126,351	132,631
Cash and cash equivalents, end of period	$122,243	$126,351

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$14,729	$12,191
Income taxes	22,144	53,020

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February 7, 2018

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2017	2017	2016
Americas	84%	85%	85%
Europe, Middle East and Africa	10%	8%	10%
Asia Pacific	6%	7%	5%
Total Revenues	100%	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016
Americas	85%	86%
Europe, Middle East and Africa	9%	9%
Asia Pacific	6%	5%
Total Revenues	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2017	2017	2016
Comcast	29%	28%	26%
Charter	21%	23%	20%
DISH	10%	11%	12%

	Year Ended	Year Ended
	December 31,	December 31,
	2017	2016
Comcast	28%	26%
Charter	22%	21%
DISH	11%	13%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible notes	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would

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incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible notes are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss on the repurchase of CSG’s convertible notes is non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the repurchase of CSG’s convertible notes, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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February 7, 2018

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	December 31, 2017		December 31, 2016
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$26,048	12.7%	$25,366	13.0%
Restructuring and reorganization charges (1)	4,199	2.0%	1,017	0.5%
Stock-based compensation (1)	4,438	2.2%	5,443	2.8%
Amortization of acquired intangible assets	1,658	0.8%	1,963	1.0%
Non-GAAP operating income	$36,343	17.7%	$33,789	17.3%

	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$105,685	13.4%	$132,629	17.4%
Restructuring and reorganization charges (1)	8,796	1.1%	416	0.1%
Stock-based compensation (1)	20,782	2.6%	22,795	3.0%
Amortization of acquired intangible assets	6,864	0.9%	8,489	1.1%
Non-GAAP operating income	$142,127	18.0%	$164,329	21.6%

(1)

Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.  In addition, restructuring and reorganization charges include the impact of a gain of $6.6 million on the disposition of business operations for the year ended December 31, 2016.

CSG Systems International, Inc.

February 7, 2018

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2017		December 31, 2016
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$14,966	$0.45	$12,647	$0.38
GAAP income tax provision (2)	6,705		6,814
GAAP income before income taxes	21,671		19,461
Restructuring and reorganization charges (1)	4,199		1,017
Stock-based compensation (1)	4,438		5,443
Amortization of acquired intangible assets	1,658		1,963
Amortization of OID	643		1,010
Non-GAAP income before income taxes	32,609		28,894
Non-GAAP income tax provision (2)	(12,036)		(10,037)
Non-GAAP net income	$20,573	$0.62	$18,857	$0.57

	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$61,364	$1.87	$62,882	$1.90
GAAP income tax provision (2)	26,346		37,117
GAAP income before income taxes	87,710		99,999
Restructuring and reorganization charges (1)	8,796		416
Stock-based compensation (1)	20,782		22,795
Amortization of acquired intangible assets	6,864		8,489
Loss on repurchase of convertible notes	-		8,651
Amortization of OID	2,790		4,866
Non-GAAP income before income taxes	126,942		145,216
Non-GAAP income tax provision (2)	(44,430)		(53,076)
Non-GAAP net income	$82,512	$2.51	$92,140	$2.79
(2)

For the fourth quarter and year ended December 31, 2017 the GAAP effective income tax rates were approximately 31% and 30%, respectively, and the non-GAAP effective income tax rates were approximately 37% and 35%, respectively.

The difference between the GAAP and non-GAAP effective income tax rates relates primarily to:  (i) an income tax benefit of approximately $2 million recorded in the fourth quarter from the remeasurement of US-based net deferred tax liabilities as required under the US Tax Reform legislation enacted in December 2017, which was not included in the non-GAAP effective income tax rate; and (ii) the timing treatment of the net income tax benefit from Comcast’s exercise of their vested stock warrants in January 2017.  The net income tax benefit from the exercise of the warrants was spread ratably across 2017 in the non-GAAP effective income tax rate; however, the entire amount of the benefit was recorded as a discrete item, as required by GAAP, in the first quarter.

For the fourth quarter and year ended December 31, 2016 the GAAP and non-GAAP effective income tax rates were approximately 35% and 37%, respectively.
(3)

The outstanding diluted shares for the fourth quarter and year ended December 31, 2017 were 33.0 million and 32.9 million, respectively, and for the fourth quarter and year ended December 31, 2016 were 32.9 million 33.0 million, respectively.

CSG Systems International, Inc.

February 7, 2018

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
GAAP net income	$14,966	$12,647	$61,364	$62,882
GAAP income tax provision	6,705	6,814	26,346	37,117
Interest expense (4)	4,156	4,386	16,794	16,262
Amortization of OID	643	1,010	2,790	4,866
Loss on repurchase of convertible notes	-	-	-	8,651
Interest and investment income and other, net	(422)	509	(1,609)	2,851
GAAP operating income	26,048	25,366	105,685	132,629
Restructuring and reorganization charges (1)	4,199	1,017	8,796	416
Stock-based compensation (1)	4,438	5,443	20,782	22,795
Amortization of acquired intangible assets (5)	1,658	1,963	6,864	8,489
Amortization of other intangible assets (5)	5,618	5,150	20,388	16,856
Depreciation	3,405	3,193	13,380	13,616
Non-GAAP adjusted EBITDA	$45,366	$42,132	$175,895	$194,801
Non-GAAP adjusted EBITDA as a percentage of revenues	22%	22%	22%	26%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Amortization of acquired intangible assets	$1,658	$1,963	$6,864	$8,489
Amortization of other intangible assets	5,618	5,150	20,388	16,856
Amortization of deferred financing costs	555	592	2,249	2,281
Total amortization	$7,831	$7,705	$29,501	$27,626

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities	$24,373	$24,680	$127,195	$84,186
Purchases of property and equipment	(5,572)	(2,721)	(28,942)	(14,263)
Non-GAAP free cash flow	$18,801	$21,959	$98,253	$69,923

CSG Systems International, Inc.

February 7, 2018

Non-GAAP Financial Measures – 2018 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2018 full year financial guidance, is as follows:

2018
Guidance
GAAP operating margin percentage	14.5%
Stock-based compensation (6)	2.5%
Amortization of acquired intangible assets (7)	0.5%
Non-GAAP operating margin percentage	17.5%

(6)	This represents the pretax impact of stock-based compensation expense of an estimated $20 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.
(7)

This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $4.7 million on CSG’s operating income margin as a percentage of the midpoint of 2018 revenue guidance.

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2018 full year financial guidance is as follows (in thousands, except per share amounts):

	2018 Guidance Range
	Low Range		High Range
	Amounts	EPS (9)	Amounts	EPS (9)
GAAP net income	$71,100	$2.15	$75,200	$2.28
GAAP income tax provision (8)	26,600		27,500
GAAP income before income taxes	97,700		102,700
Restructuring and reorganization charges	100		100
Stock-based compensation	20,000		20,000
Amortization of acquired intangible assets	4,700		4,700
Amortization of OID	2,700		2,700
Non-GAAP income before income taxes	125,200		130,200
Non-GAAP income tax provision (8)	(34,000)		(34,900)
Non-GAAP net income	$91,200	$2.76	$95,300	$2.89

(8)	For 2018, the estimated effective income tax rate for GAAP and non-GAAP purposes are expected to be approximately 27%.

(9)	The weighted-average diluted shares outstanding are expected to be approximately 33 million.

CSG Systems International, Inc.

February 7, 2018

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2018 full year financial guidance at the mid-point (in thousands, except percentages):

2018
GAAP net income	$73,200
GAAP income tax provision	27,000
Interest expense	16,500
Amortization of OID	2,700
Interest and investment income and other, net	(2,500)
GAAP operating income	116,900
Restructuring and reorganization charges	100
Stock-based compensation	20,000
Amortization of acquired intangible assets	4,700
Amortization of other intangible assets	27,300
Depreciation	16,000
Non-GAAP adjusted EBITDA	$185,000
Non-GAAP adjusted EBITDA as a percentage of revenues	23%

Non-GAAP Free Cash Flow

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2018
Cash flows from operating activities	$130,000
Purchases of property and equipment	(30,000)
Non-GAAP free cash flow	$100,000